Exhibit 99.1

NEWS RELEASE
	Contacts:	Gregg Piontek Senior Vice President and Chief Financial Officer Newpark Resources, Inc. gpiontek@newpark.com 281-362-6800
FOR IMMEDIATE RELEASE

NEWPARK RESOURCES REPORTS THIRD QUARTER 2018 RESULTS
Company provides update on deepwater Gulf of Mexico entry

THE WOODLANDS, TX – October 25, 2018 – Newpark Resources, Inc. (NYSE: NR) today announced results for its third quarter ended September 30, 2018. Total revenues for the third quarter of 2018 were $235.3 million compared to $236.3 million for the second quarter of 2018 and $201.7 million for the third quarter of 2017. Net income for the third quarter of 2018 was $3.6 million, or $0.04 per diluted share, compared to $10.8 million, or $0.12 per diluted share, for the second quarter of 2018, and $2.7 million, or $0.03 per diluted share, for the third quarter of 2017. Third quarter 2018 results include the impact of the following:

•
$1.8 million of pre-tax charges in the Corporate office ($1.8 million after-tax) associated with the retirement and transition of our Senior Vice President, General Counsel and Chief Administrative Officer, primarily reflecting the impact of modifications to certain outstanding stock-based and other incentive awards;

•
$1.1 million of pre-tax charges in the Brazil Fluids Systems business ($1.1 million after-tax), primarily related to severance costs associated with our planned workforce reductions in the fourth quarter of 2018 in connection with the completion of the current contract with Petrobras, which is scheduled to conclude in December 2018;

•	$0.8 million of pre-tax charges in the U.S. Fluids Systems business ($0.6 million after-tax), associated with the July 2018 fire at our Kenedy, Texas drilling fluids facility; and

•
$0.6 million of non-capitalizable expenses in the U.S. Fluids Systems business ($0.5 million after-tax), related to the upgrade and conversion of a drilling fluids facility into a completion fluids facility, which is expected to be operational by the end of 2018. Located in the Port of Fourchon, this adjacent facility complements our primary Gulf of Mexico deepwater shorebase and supports our product line expansion.

Combined, the impact of the above items resulted in a $4.3 million reduction in operating income and a $4.0 million reduction in net income ($0.04 per diluted share).
Paul Howes, Newpark’s President and Chief Executive Officer, stated, “We’re pleased to report that both segments are continuing to make meaningful strides in the execution of our long-term strategy, although our Fluids Systems segment experienced some softness in the quarter. In addition, we began to repatriate excess cash from our foreign subsidiaries in the quarter, which facilitated a reduction in our outstanding debt.
“In Fluids Systems, third quarter revenues for the segment came in at $181 million, a 1% sequential improvement. North America revenues improved by 7% sequentially, as improvement in the North America land markets were partially offset by a sequential reduction in Gulf of Mexico activities. We successfully completed our second Kronos deepwater project with Shell Oil in the quarter and have since been awarded two additional wells, which are scheduled to be drilled over the next two quarters. Despite the continued progress in our deepwater market penetration efforts, we experienced project delays with other offshore customers, which negatively impacted the Gulf of Mexico revenue contribution for the quarter. Eastern Hemisphere revenues declined by $5 million sequentially from the near-record level achieved last quarter, reflecting the anticipated reductions in Romania, Kuwait and Australia.
“Following the strong margin improvement in the prior quarter, our Fluids Systems operating margin declined to 5% in the third quarter, reflecting the impact of the $2.5 million of charges in the quarter, as well as the timing of certain expenses, including elevated bad debt charges related to revenues from prior years in our foreign operations,” added Howes. “With the scheduled completion of the current Petrobras contract in December 2018, we expect a reduction in our Latin America revenues going forward, but only a minimal impact to operating income. Meanwhile, we’re continuing to make organizational investments to support our total fluids strategy, which are crucial to our efforts to capitalize on our capabilities, infrastructure, and strong position to expand our total addressable market and improve our long-term Fluids Systems segment profitability.
“In the Mats & Integrated Services segment, we continue to see the benefits from our market diversification strategy, which provides meaningful growth opportunities and added stability, as reflected by the balanced contribution across both E&P and non-E&P markets. Third quarter mats revenues came in at $54 million, modestly ahead of our expectations. The seasonal decline in the utility transmission rental market was as anticipated, with the impact in this end-market somewhat offset by the continued market penetration in pressure pumping applications, where we believe our systems provide a superior work surface for gravity-fed sand systems,” added Howes. “With the increasing momentum more broadly across both E&P and non-E&P markets, as well as weather-driven demand in the southern U.S, we feel confident that fourth quarter revenues for the segment will grow beyond the levels achieved in recent quarters.”
Segment Results
The Fluids Systems segment generated revenues of $181.0 million for the third quarter of 2018 compared to $179.7 million for the second quarter of 2018 and $166.7 million for the third quarter of 2017. Segment operating income was $8.3 million for the third quarter of 2018 compared to $13.3 million for the second quarter of 2018 and $7.9 million for the third quarter of 2017. Operating income for the third quarter of 2018 includes $1.1 million of charges in Brazil primarily related to severance costs associated with our planned workforce reductions in the fourth quarter of 2018 in connection with the scheduled completion of the current contract with Petrobras, $0.8 million of charges associated with the July 2018 fire at our Kenedy, Texas drilling fluids facility, and $0.6 million of non-capitalizable expenses related to the upgrade and conversion of a drilling fluids facility into a completion fluids facility.
The Mats and Integrated Services segment generated revenues of $54.4 million for the third quarter of 2018 compared to $56.5 million for the second quarter of 2018 and $34.9 million for the third quarter of 2017. Segment operating income was $12.9 million for the third quarter of 2018 compared to $14.9 million for the second quarter of 2018 and $10.9 million for the third quarter of 2017.

Conference Call
Newpark has scheduled a conference call to discuss third quarter 2018 results and near-term operational outlook, which will be broadcast live over the Internet, on Friday, October 26, 2018 at 10:00 a.m. Eastern Time / 9:00 a.m. Central Time. To participate in the call, dial 412-902-0030 and ask for the Newpark Resources call at least 10 minutes prior to the start time, or access it live over the Internet at www.newpark.com. For those who cannot listen to the live call, a replay will be available through November 9, 2018 and may be accessed by dialing 201-612-7415 and using pass code 13683325#. Also, an archive of the webcast will be available shortly after the call at www.newpark.com for 90 days.
Newpark Resources, Inc. is a worldwide provider of value-added fluids and chemistry solutions in the oilfield, and engineered worksite and access solutions used in various commercial markets. For more information, visit our website at www.newpark.com.
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements that address expectations or projections about the future, including Newpark's strategy for growth, product development, market position, expected expenditures and future financial results are forward-looking statements. Words such as “will,” “may,” “could,” “would,” “should,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” and similar expressions are intended to identify these forward-looking statements but are not the exclusive means of identifying them. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Newpark, particularly its Annual Report on Form 10-K for the year ended December 31, 2017, as well as others, could cause results to differ materially from those expressed in, or implied by, these statements. These risk factors include, but are not limited to, risks related to the worldwide oil and natural gas industry, our customer concentration and reliance on the U.S. exploration and production market, risks related to our international operations, our ability to replace existing contracts, the cost and continued availability of borrowed funds including noncompliance with debt covenants, operating hazards present in the oil and natural gas industry, our ability to execute our business strategy and make successful business acquisitions and capital investments, the availability of raw materials or the impact of tariffs on the cost of such raw materials, the availability of skilled personnel, our market competition, our ability to expand our product and service offerings and enter new customer markets with our existing products, compliance with legal and regulatory matters, including environmental regulations, the availability of insurance and the risks and limitations of our insurance coverage, the ongoing impact of the U.S. Tax Cuts and Jobs Act and the refinement of provisional estimates, potential impairments of long-lived intangible assets, technological developments in our industry, risks related to severe weather, particularly in the U.S. Gulf Coast, cybersecurity breaches or business system disruptions and risks related to the fluctuations in the market value of our common stock. Newpark's filings with the Securities and Exchange Commission can be obtained at no charge at www.sec.gov, as well as through our website at www.newpark.com. We assume no obligation to update, amend or clarify publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by securities laws. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this news release might not occur.

Newpark Resources, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended			Nine Months Ended
(In thousands, except per share data)	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Revenues	$235,329	$236,262	$201,663	$698,884	$543,374
Cost of revenues	194,730	188,480	164,587	569,665	442,608
Selling, general and administrative expenses	29,820	28,708	27,270	85,482	79,297
Other operating (income) loss, net	725	(69)	(76)	702	(127)
Operating income	10,054	19,143	9,882	43,035	21,596

Foreign currency exchange (gain) loss	(89)	458	174	594	1,100
Interest expense, net	3,668	3,691	3,586	10,659	10,245
Income from operations before income taxes	6,475	14,994	6,122	31,782	10,251

Provision for income taxes	2,831	4,148	3,469	10,070	6,949
Net income	$3,644	$10,846	$2,653	$21,712	$3,302

Calculation of EPS:
Net income - basic and diluted	$3,644	$10,846	$2,653	$21,712	$3,302

Weighted average common shares outstanding - basic	90,526	89,703	85,426	89,779	84,749
Dilutive effect of stock options and restricted stock awards	2,151	2,823	2,251	2,535	2,545
Dilutive effect of 2021 Convertible Notes	905	1,265	—	727	—
Weighted average common shares outstanding - diluted	93,582	93,791	87,677	93,041	87,294

Income per common share - basic	$0.04	$0.12	$0.03	$0.24	$0.04
Income per common share - diluted	$0.04	$0.12	$0.03	$0.23	$0.04

Newpark Resources, Inc.
Operating Segment Results
(Unaudited)

	Three Months Ended			Nine Months Ended
(In thousands)	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Revenues
Fluids systems	$180,970	$179,738	$166,726	$538,087	$453,399
Mats and integrated services	54,359	56,524	34,937	160,797	89,975
Total revenues	$235,329	$236,262	$201,663	$698,884	$543,374

Operating income (loss)
Fluids systems	$8,288	$13,327	$7,930	$32,092	$20,145
Mats and integrated services	12,925	14,853	10,941	39,864	28,762
Corporate office	(11,159)	(9,037)	(8,989)	(28,921)	(27,311)
Operating income	$10,054	$19,143	$9,882	$43,035	$21,596

Segment operating margin
Fluids systems	4.6%	7.4%	4.8%	6.0%	4.4%
Mats and integrated services	23.8%	26.3%	31.3%	24.8%	32.0%

Newpark Resources, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands, except share data)	September 30, 2018	December 31, 2017
ASSETS
Cash and cash equivalents	$52,243	$56,352
Receivables, net	264,014	265,866
Inventories	202,707	165,336
Prepaid expenses and other current assets	18,016	17,483
Total current assets	536,980	505,037

Property, plant and equipment, net	313,989	315,320
Goodwill	44,015	43,620
Other intangible assets, net	26,424	30,004
Deferred tax assets	4,024	4,753
Other assets	2,889	3,982
Total assets	$928,321	$902,716

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current debt	$6,453	$1,518
Accounts payable	93,783	88,648
Accrued liabilities	44,730	68,248
Total current liabilities	144,966	158,414

Long-term debt, less current portion	181,945	158,957
Deferred tax liabilities	33,347	31,580
Other noncurrent liabilities	7,912	6,285
Total liabilities	368,170	355,236

Common stock, $0.01 par value (200,000,000 shares authorized and 106,324,356 and 104,571,839 shares issued, respectively)	1,063	1,046
Paid-in capital	615,351	603,849
Accumulated other comprehensive loss	(64,767)	(53,219)
Retained earnings	138,233	123,375
Treasury stock, at cost (15,524,613 and 15,366,504 shares, respectively)	(129,729)	(127,571)
Total stockholders’ equity	560,151	547,480
Total liabilities and stockholders' equity	$928,321	$902,716

Newpark Resources, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
(In thousands)	2018	2017
Cash flows from operating activities:
Net income	$21,712	$3,302
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	34,346	28,998
Stock-based compensation expense	8,497	8,458
Provision for deferred income taxes	(2,149)	(3,489)
Net provision for doubtful accounts	2,708	1,386
Gain on sale of assets	(552)	(4,896)
Amortization of original issue discount and debt issuance costs	4,075	4,068
Change in assets and liabilities:
Increase in receivables	(16,531)	(73,512)
Increase in inventories	(34,829)	(17,348)
Increase in other assets	(1,476)	(1,621)
Increase in accounts payable	7,106	17,996
Increase (decrease) in accrued liabilities and other	(2,791)	52,421
Net cash provided by operating activities	20,116	15,763

Cash flows from investing activities:
Capital expenditures	(32,814)	(21,888)
Refund of proceeds from sale of a business	(13,974)	—
Proceeds from sale of property, plant and equipment	1,477	2,233
Business acquisitions, net of cash acquired	(249)	—
Net cash used in investing activities	(45,560)	(19,655)

Cash flows from financing activities:
Borrowings on lines of credit	275,801	84,900
Payments on lines of credit	(254,116)	(21,400)
Debt issuance costs	(149)	(342)
Proceeds from employee stock plans	3,813	2,107
Purchases of treasury stock	(3,811)	(2,761)
Other financing activities	2,140	1,487
Net cash provided by financing activities	23,678	63,991

Effect of exchange rate changes on cash	(3,798)	2,371

Net increase in cash, cash equivalents, and restricted cash	(5,564)	62,470
Cash, cash equivalents, and restricted cash at beginning of period	65,460	95,299
Cash, cash equivalents, and restricted cash at end of period	$59,896	$157,769

Newpark Resources, Inc.
Non-GAAP Reconciliations
(Unaudited)
To help understand the Company’s financial performance, the Company has supplemented its financial results that it provides in accordance with generally accepted accounting principles (“GAAP”) with non-GAAP financial measures. Such financial measures include earnings before interest, taxes, depreciation and amortization (“EBITDA”), EBITDA Margin, Net Debt and the Ratio of Net Debt to Capital.
We believe these non-GAAP financial measures are frequently used by investors, securities analysts and other parties in the evaluation of our performance and/or that of other companies in our industry. In addition, management uses these measures to evaluate operating performance, and our incentive compensation plan measures performance based on our consolidated EBITDA, along with other factors. The methods we use to produce these non-GAAP financial measures may differ from methods used by other companies. These measures should be considered in addition to, not as a substitute for, financial measures prepared in accordance with GAAP.

Consolidated	Three Months Ended			Nine Months Ended
(In thousands)	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Net income (GAAP) (1)	$3,644	$10,846	$2,653	$21,712	$3,302
Interest expense, net	3,668	3,691	3,586	10,659	10,245
Provision for income taxes	2,831	4,148	3,469	10,070	6,949
Depreciation and amortization	11,591	11,484	9,754	34,346	28,998
EBITDA (non-GAAP) (1)	$21,734	$30,169	$19,462	$76,787	$49,494

(1)
Net income and EBITDA for the three months and nine months ended September 30, 2018 include a corporate office charge of $1.8 million associated with the retirement and transition of our Senior Vice President, General Counsel and Chief Administrative Officer, $1.1 million of charges in Brazil primarily related to severance costs associated with our planned workforce reductions in the fourth quarter of 2018 in connection with the scheduled completion of the current contract with Petrobras, $0.8 million of charges associated with the July 2018 fire at our Kenedy, Texas drilling fluids facility, and $0.6 million of non-capitalizable expenses related to the upgrade and conversion of a drilling fluids facility into a completion fluids facility.

Fluids Systems	Three Months Ended			Nine Months Ended
(In thousands)	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Operating income (GAAP) (1)	$8,288	$13,327	$7,930	$32,092	$20,145
Depreciation and amortization	5,178	5,317	5,540	15,785	16,221
EBITDA (non-GAAP) (1)	13,466	18,644	13,470	47,877	36,366
Revenues	180,970	179,738	166,726	538,087	453,399
Operating Margin (GAAP)	4.6%	7.4%	4.8%	6.0%	4.4%
EBITDA Margin (non-GAAP)	7.4%	10.4%	8.1%	8.9%	8.0%

(1)
Operating income and EBITDA for the three months and nine months ended September 30, 2018 include $1.1 million of charges in Brazil primarily related to severance costs associated with our planned workforce reductions in the fourth quarter of 2018 in connection with the scheduled completion of the current contract with Petrobras, $0.8 million of charges associated with the July 2018 fire at our Kenedy, Texas drilling fluids facility, and $0.6 million of non-capitalizable expenses related to the upgrade and conversion of a drilling fluids facility into a completion fluids facility.

Newpark Resources, Inc.
Non-GAAP Reconciliations (Continued)
(Unaudited)

Mats and Integrated Services	Three Months Ended			Nine Months Ended
(In thousands)	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Operating income (GAAP)	$12,925	$14,853	$10,941	$39,864	$28,762
Depreciation and amortization	5,427	5,248	3,401	15,788	10,414
EBITDA (non-GAAP)	18,352	20,101	14,342	55,652	39,176
Revenues	54,359	56,524	34,937	160,797	89,975
Operating Margin (GAAP)	23.8%	26.3%	31.3%	24.8%	32.0%
EBITDA Margin (non-GAAP)	33.8%	35.6%	41.1%	34.6%	43.5%
Ratio of Net Debt to Capital
The following table reconciles the Company’s ratio of total debt to capital calculated in accordance with GAAP to the non-GAAP financial measure of the Company’s ratio of net debt to capital:

(In thousands)	September 30, 2018	December 31, 2017
Current debt	$6,453	$1,518
Long-term debt, less current portion	181,945	158,957
Total Debt	188,398	160,475
Total stockholders' equity	560,151	547,480
Total Capital	$748,549	$707,955

Ratio of Total Debt to Capital	25.2%	22.7%

Total Debt	$188,398	$160,475
Less: cash and cash equivalents	(52,243)	(56,352)
Net Debt	136,155	104,123
Total stockholders' equity	560,151	547,480
Total Capital, Net of Cash	$696,306	$651,603

Ratio of Net Debt to Capital	19.6%	16.0%

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